                                 ORAPHARMA, INC.
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement               |_| Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 OraPharma, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
  |X| No fee required.
  |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
  (5)  Total fee paid:

--------------------------------------------------------------------------------
  |_| Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
  |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount Previously Paid:

--------------------------------------------------------------------------------
  (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
  (3)  Filing Party:

--------------------------------------------------------------------------------
  (4)  Date Filed:

--------------------------------------------------------------------------------

[LOGO] ORAPHARMA, INC.

732 Louis Drive
Warminster, PA 18974
(215) 956-2200

May 17, 2002

To Our Stockholders:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of OraPharma, Inc. at 9:30 a.m., local time, on Tuesday, June 18, 2002, at OraPharma, Inc., 732 Louis Drive, Warminster, Pennsylvania. The Notice of Meeting and Proxy Statement on the following pages describe the business to be conducted at the meeting.

   I hope you will be able to join us. It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your Proxy in the enclosed envelope as soon as possible. Returning your Proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your stock will be voted in accordance with the instructions you have given in your Proxy.

   Thank you for your continued interest and support.

                                          Sincerely,

                                          /s/ Michael D. Kishbauch
                                          Michael D. Kishbauch
                                          President and
                                          Chief Executive Officer

                                ORAPHARMA, INC.
                                732 LOUIS DRIVE
                        WARMINSTER, PENNSYLVANIA 18974
                                (215) 956-2200

                               -----------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 18, 2002

                               -----------------

TO THE STOCKHOLDERS OF ORAPHARMA, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of OraPharma, Inc. will be held at OraPharma, Inc., 732 Louis Drive, Warminster, Pennsylvania 18974 on Tuesday, June 18, 2002 at 9:30 a.m. local time, for the following purposes:

    1. To elect two directors for a three-year term.

    2. To transact such other business as may properly come before the meeting and at any and all postponements, continuations or adjournments thereof.

   Only stockholders of record at the close of business on May 17, 2002 are entitled to notice of and to vote at the meeting or any postponements, continuations or adjournments thereof.

   All stockholders, whether or not they expect to attend the meeting, are requested to complete, sign and date the enclosed form of Proxy and return it promptly in the postage-paid, return-addressed envelope provided for that purpose. By returning your Proxy, you can help to ensure a quorum so that the meeting can take place. Stockholders who attend the meeting may revoke a prior Proxy and vote in person, as set forth in the Proxy Statement.

   THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEM. YOUR VOTE IS IMPORTANT.

                                          By Order of the Board of Directors
                                          /s/ James A. Ratigan
                                          James A. Ratigan,
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary

Warminster, Pennsylvania
May 17, 2002

                                ORAPHARMA, INC.
                                732 LOUIS DRIVE
                        WARMINSTER, PENNSYLVANIA 18974
                                (215) 956-2200

                               -----------------

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 18, 2002

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

                               -----------------

General

   The enclosed Proxy is solicited on behalf of OraPharma, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held on Tuesday, June 18, 2002, at 9:30 a.m., local time and at any postponements, continuations or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 732 Louis Drive, Warminster, Pennsylvania 18974. The Company's telephone number is
(215) 956-2200.

   This Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting are being mailed on or about May 20, 2002 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Outstanding Shares

   Stockholders of record at the close of business on May 17, 2002 (the "Record Date"), are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 13,612,622 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

   Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Company or by duly executing a proxy bearing a later date. Revocation will also occur if the individual attends the Annual Meeting and votes in person.

Voting and Solicitation

   Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Election appointed for the Annual Meeting who will determine whether or not a quorum is present and the results of the votes with respect to each Proposal or other matter that may properly come before the meeting.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote will constitute a quorum. The Inspector of Election will treat abstentions and broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

   The election of two directors will be decided by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote.

   The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally, by telephone or by other means.

Deadline for Receipt of Stockholder Proposals

   Stockholders wishing to have a proposal included in the Company's 2003 Proxy Statement and form of Proxy must submit the proposal so that the Secretary of the Company receives it no later than January 15, 2003. Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

   Proposals submitted outside of the Securities and Exchange Commission's procedures are subject to advance notice provisions of the Company's By-Laws. The By-Laws provide that stockholders wishing to make a nomination for election to the Board of Directors or propose business to be considered by the Company's stockholders at an annual meeting must submit written notice of such nomination or proposal to the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting of stockholders. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The By-Laws set forth certain informational requirements for stockholders' nominations of directors and proposals.

                                  PROPOSAL 1

                            ELECTION OF A DIRECTOR

General

   Our Board of Directors consists of nine members, divided into three classes. The Company currently has six directors with one director in Class 1, two directors in Class 2 and three directors in Class 3. The terms of office of Class 2 directors David I. Scheer and Jesse I. Treu, Ph.D. expire at the 2002 Annual Meeting. The terms of office of Class 3 directors Michael D. Kishbauch, Eileen M. More and Harry T. Rein expire at the 2003 Annual Meeting. The term of office of Class 1 director James J. Mauzey expires at the 2004 Annual Meeting.

   Following the 2002 Annual Meeting, we will have three vacancies on our board of directors, two in Class 1 and one in Class 2. Our By-Laws provide that any vacancies on the board may be filled by the affirmative vote of the remaining directors, and directors so chosen shall hold office for a term expiring at the Annual Meeting of stockholders at which the term of office of the class to which they have been elected expires. The Company plans to address the need to fill the three vacancies on the board during the year 2002.

   Unless otherwise instructed, the proxy holders designated by the Company will vote the Proxies received by them for the Company's nominees named below. It is not expected that the nominees will be unable, or will decline, to serve as a director. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

Nominees for Election at the Annual Meeting

   The names of the nominees, and certain information about them, is set forth below:

              Name                     Age Position Director Since
              ----                     --- -------- --------------
              David I. Scheer (1)..... 49  Director      1996
              Jesse I. Treu, Ph.D. (2) 55  Director      1998

--------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

   Mr. Scheer has been a director of OraPharma since September 1996. He has been President of Scheer & Company, Inc., a firm with activities in venture capital, corporate strategy, and transactional advisory services focused on the life sciences industry since 1981. Mr. Scheer has been a founder and is currently a director of the Company, Esperion Therapeutics, Inc. (of which he is Chairman), Achillion Pharmaceuticals, Inc. and Sopherion Therapeutics, Inc. He has led engagement teams from Scheer & Company, Inc. providing corporate strategic advisory services to a broad range of companies in the pharmaceutical and biotechnology fields. He has also led or played a significant role in a series of transactions involving corporate alliances, licensing arrangements, divestitures, acquisitions and mergers in the life science industry. He received his A.B. from Harvard College and his M.S. from Yale University.

   Dr. Treu has been a director of OraPharma since December 1998. He has been a General Partner and Managing Member of Domain Associates, L.L.C. since its inception seventeen years ago. He has been a Director of over twenty early-stage life science companies, thirteen of which are now public companies. These include Biosite Diagnostics, GelTex Pharmaceuticals, Inspire Pharmaceuticals, OraPharma, Sepracor and Trimeris, among others. He has served as a Founder, President and Chairman of several venture stage companies. Prior to the formation of Domain, Dr. Treu had twelve years of health care experience at General Electric and Technicon Corporation in a number of research, marketing management and corporate staff positions. Dr. Treu received his B.S. from Rensselaer Polytechnic Institute, and received his M.A. and Ph.D. in physics from Princeton University.

Incumbent Directors whose Terms of Office Continue After the Annual Meeting

   The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name                   Age Position                                        Director Since
----                   --- --------                                        --------------
Michael D. Kishbauch.. 52  President, Chief Executive Officer and Director      1996
James J. Mauzey (1)(2) 53  Director                                             1997
Eileen M. More (2).... 56  Director                                             1996
Harry T. Rein (1)..... 57  Director                                             1997

--------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

   Mr. Kishbauch, a Class 3 director, has served as our President and Chief Executive Officer and as a director of OraPharma since September 1996. He served as President and Chief Operating Officer for two business units of Nelson Communications, an integrated healthcare services firm, from February 1995 to August 1996. He also served as President, Chief Operating Officer and director of MedImmune, a Maryland-based biotechnology company, from December 1992 to February 1995. From February 1982 to May 1992, Mr. Kishbauch served with the Pharmaceuticals Division of Ciba-Geigy in various sales and marketing positions, ending as Vice President Product Planning and Promotion. Mr. Kishbauch worked through positions of increasing responsibility in brand management with Procter and Gamble from June 1976 to February 1982. Mr. Kishbauch received a B.A. in biology from Wesleyan University and an M.B.A. from the Wharton School of the University of Pennsylvania.

   Mr. Mauzey, a Class 1 director, has been a director of OraPharma since July 1997. Since October 2000, Mr. Mauzey has been the President and Chief Executive Officer of Bertek Pharmaceuticals, a division of Mylan Laboratories. From March 1999 through September 2000, he was the Chief Executive Officer of Innovex, a division of Quintiles Transnational; and from March 1994 through February 1999, he was Chairman and Chief Executive Officer of Alteon, a biotechnology company. Prior to that, he spent 22 years in major roles with leading pharmaceutical companies, including serving as President of the Bristol-Myers Squibb U.S. Pharmaceutical Division from March 1989 through March 1994 and serving as the President of the Squibb Corporation U.S. Pharmaceutical Group and serving as Vice President of both the U.S. and international operations of Lederle.

   Ms. More, a Class 3 director, has been a director of OraPharma since September 1996. She has been associated with Oak Investment Partners, a venture capital firm, since 1978 and is currently a Special Limited Partner of the firm. Between 1980 and 2000, Ms. More served as a general partner or managing member of the firm. She currently serves as a director of several private companies including Halox Technologies, Psychiatric Solutions and Teloquent Communications Corp. Ms. More represented Oak as a founding investor in Genzyme and has also been responsible for early-stage investments in numerous companies including Alkermes, Alexion Pharmaceuticals, Esperion Therapeutics, KeraVision, Pharmacopeia, Trophix Pharmaceuticals, Compaq Computer, Network Equipment Technologies, Octel Communications and Stratus Computer.

   Mr. Rein, a Class 3 director, has been a director of OraPharma since March 1997. He was a founder of Canaan Partners, a venture capital firm, and where he serves as a General Partner. Prior to that, he was President and Chief Executive Officer of GE Venture Capital Corporation. Mr. Rein has extensive experience with small and mid-sized companies, including the supervision of all investments made by both Canaan Partners and GE Venture Capital. Mr. Rein joined General Electric Company in 1979 and directed several of General Electrics's lighting businesses as General Manager before joining GE Venture Capital. Earlier, he worked with Polaroid Corporation, Transaction Systems, Inc. and Gulf Oil Corporation. In addition to serving on the boards of several private companies, Mr. Rein is also on the board of Anadigics, Inc. and GenVec.

Stock Ownership of Principal Stockholders and Management

   The following table provides information regarding the beneficial ownership of our common stock as of March 31, 2002 (except with respect to our 5% or greater stockholders, with respect to whom we have reported the ownership positions shown in their most recent filings with the Securities and Exchange Commission) by (i) each person or entity who beneficially owns more than 5% of our stock, (ii) each of our directors, (iii) our executive officers named in the table under "Executive Compensation--Summary Compensation Table" below, and
(iv) all executive officers and directors as a group.

   Unless otherwise indicated, the address of each executive officer named in the table below is care of OraPharma, Inc., 732 Louis Drive, Warminster, PA 18974. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be the beneficial owner of securities as to which such person has no economic interest.

                                                                  Number of Shares  Percentage of Shares
Name of Beneficial Owner                                         Beneficially Owned  Beneficially Owned
------------------------                                         ------------------ --------------------
5% or Greater Stockholders
OrbiMed Advisors (1)............................................     1,300,000               9.6%
Frazier Healthcare (2)..........................................     1,115,334               8.2
Domain Partners (3).............................................     1,066,118               7.9
TLC Ventures (4)................................................       860,915               6.3
Directors and Executive Officers
Jesse I. Treu (5)...............................................     1,076,118               7.9%
Michael D. Kishbauch (6)........................................       364,752               2.7
David I. Scheer (7).............................................       188,910               1.4
J. Ronald Lawter (8)............................................       110,858                 *
James A. Ratigan (9)............................................        94,362                 *
Mark B. Carbeau (10)............................................        63,278                 *
Jan N. Lessem (11)..............................................        54,659                 *
Harry T. Rein (12)..............................................        45,785                 *
Eileen M. More (13).............................................        45,334                 *
James J. Mauzey (14)............................................        24,750                 *
All directors and executive officers as a group (11 persons)(15)     2,075,731              15.2%

--------
 * less than one percent

(1) Includes 1,300,000 shares beneficially owned by OrbiMed Advisors Inc., OrbiMed Advisors L.L.C., and Samuel D. Isaly. The address for each of the OrbiMed entities is 767 Third Avenue, 6th Floor, New York, New York 10010.

(2) Includes 1,110,909 shares beneficially owned by Frazier Healthcare II, L.P., FHM II, L.L.C., Frazier Management, L.L.C., Frazier & Company, Inc., and Alan D. Frazier. Also includes 4,425 share obtainable by the Frazier entities upon the exercise of warrants. The address for each of the Frazier entities is 601 Union Street, Suite 3300, Seattle, WA 98101.

 (3) Includes 1,030,053 shares beneficially owned by Domain Partners IV, L.P., 24,683 shares beneficially owned by DP IV Associates, L.P. and 7,842 shares beneficially owned by Domain Associates, L.L.C. Also includes 3,540 shares obtainable by the Domain entities upon the exercise of warrants. Dr. Treu, a director of OraPharma, is a Managing Member of the General Partner of Domain Partners IV, L.P. and DP IV Associates, L.P. and is a Managing Member of Domain Associates, L.L.C., the manager of Domain Partners IV, L.P. and DP IV Associates, L.P. Dr. Treu shares voting and investment power with respect to these shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for each of the Domain entities is One Palmer Square, Princeton, NJ 08542.

 (4) Includes 849,854 shares beneficially owned by TL Ventures III L.P., TL Ventures III Offshore L.P. and TL Ventures III Interfund L.P. Also includes 11,061 shares of common stock obtainable upon the exercise of warrants. The address for each of the TL Ventures entities is 700 Building, 435 Devon Park Drive, Wayne, PA 19087.

 (5) Includes 1,030,053 shares beneficially owned by Domain Partners IV, L.P., 24,683 shares beneficially owned by DP IV Associates, L.P., 7,842 shares beneficially owned by Domain Associates, L.L.C., and 3,540 shares obtainable by the Domain entities upon the exercise of warrants. Includes 10,000 shares obtainable by Dr. Treu upon the exercise of vested stock options. Excludes 20,000 shares obtainable by Dr. Treu upon the exercise of non-vested stock options. Dr. Treu, a director of OraPharma, is a Managing Member of the General Partner of Domain Partners IV, L.P. and DP IV Associates, L.P. and is a Managing Member of Domain Associates, L.L.C., the manager of Domain Partners IV, L.P. and DP IV Associates, L.P. Dr. Treu shares voting and investment power with respect to these shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Dr. Treu is One Palmer Square, Princeton, NJ 08542.

 (6) Includes 18,878 shares obtainable upon the exercise of vested stock options by Mr. Kishbauch. Excludes 194,333 shares obtainable upon the exercise of non-vested stock options.

 (7) Includes 167,750 shares owned by Scheer Investment Holdings I, L.L.C. Also includes 11,160 shares owned by Mr. Scheer and 10,000 shares obtainable by Mr. Scheer upon the exercise of vested stock options. Excludes 20,000 shares obtainable by Mr. Scheer upon the exercise of non-vested stock options. Mr. Scheer is President of Scheer & Company, Inc., the fund manager of Scheer Investment Holdings I, L.L.C. Mr. Scheer disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. The address for Mr. Scheer is 250 West Main Street, Branford, CT 06405.

 (8) Includes 6,983 shares obtainable upon the exercise of vested stock options by Dr. Lawter. Excludes 113,979 shares obtainable upon the exercise of non-vested stock options.

 (9) Includes 10,375 shares obtainable upon the exercise of vested stock options by Mr. Ratigan. Excludes 28,813 shares obtainable upon the exercise of non-vested stock options.

(10) Includes 24,278 shares obtainable upon the exercise of vested stock options by Mr. Carbeau. Excludes 50,599 shares obtainable upon the exercise of non-vested stock options.

(11) Includes 24,109 shares obtainable upon the exercise of vested stock options by Dr. Lessem. Also includes 6,200 shares held by Dr. Lessem's spouse, as to which Dr. Lessem disclaims beneficial ownership. Excludes 57,540 shares obtainable upon the exercise of non-vested stock options.

(12) Includes 15,185 shares owned by Mr. Rein and 10,000 shares obtainable by Mr. Rein upon the exercise of vested stock options. Also includes 20,600 shares obtainable by the Canaan Equity L.P. upon the exercise of warrants. Excludes 20,000 shares obtainable by Mr. Rein upon the exercise of non-vested stock options. Mr. Rein serves as a General Partner of Canaan Partners, the fund manager for Canaan Equity L.P. Mr. Rein disclaims beneficial ownership of shares in which he does not have a pecuniary interest. The address for Mr. Rein is 105 Rowayton Avenue, Rowayton, CT 06853.

(13) Excludes 15,000 shares obtainable upon the exercise of non-vested stock options granted to Ms. More. Also excludes 15,283 shares owned by Oak Investment Partners VI, Limited Partnership, 342 shares owned by Oak VI Affiliates Fund Limited Partnership, 10,000 shares obtainable upon the exercise of vested stock options, 5,000 shares obtainable upon the exercise of non-vested stock options and 26,548 shares obtainable upon the exercise of warrants owned by Oak. Ms. More is a Special Limited Partner of Oak Investment Partners. Ms. More disclaims beneficial ownership of shares in which she does not have a pecuniary interest. The address for Ms. More is One Gorham Island, Westport, CT 06880.

(14) Includes 2,500 shares obtainable upon the exercise of vested stock options by Mr. Mauzey. Excludes 16,250 shares obtainable upon the exercise of non-vested stock options. The address for Mr. Mauzey is 11104 Brass Kettle Road, Raleigh, NC 27614.

(15) Includes 24,140 shares obtainable upon the exercise of warrants and 118,623 shares obtainable upon the exercise of vested stock options. Excludes 542,589 shares obtainable upon the exercise of non-vested stock options.

Board Meeting and Committees

   The Board of Directors of the Company held a total of five meetings during 2001. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

   Mr. Mauzey, Ms. More and Dr. Treu serve on the Audit Committee. The Audit Committee is responsible for reviewing with management our financial controls and accounting and reporting activities. In addition, the Audit Committee will review the qualifications and independence of our independent auditors, make recommendations to the board of directors regarding the selection of independent auditors, review the scope, fees and results of any audit and review any non-audit services and related fees. The Audit Committee met five times during 2001 and is composed of independent directors.

   Mr. Mauzey, Mr. Rein and Mr. Scheer serve on the Compensation Committee. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for our executive officers, including bonuses and stock options granted under our 1999 Equity Compensation Plan, as well as administering stock options granted to all employees and consultants. The Compensation Committee met two times during 2001.

   In 2001, no current director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors or the total number of meetings held by any committee of the Board of Directors on which he or she served.

Director Compensation

   We reimburse each member of our board of directors for out-of-pocket expenses incurred in connection with attending board meetings. We also pay each member of our board of directors a fee of $1,500 for each board meeting attended, and have granted stock options to each member of our board of directors. On June 14, 2001 all directors were granted a stock option to purchase 15,000 shares of common stock at an exercise price of $5.25 per share. These options vest over three years, as follows: one-third vest one year from the date of grant, with the balance vesting ratably on a quarterly basis over the remaining two years.

   Any new director will be granted a stock option to purchase 25,000 shares of common stock. Existing directors will be granted a stock option to purchase 15,000 shares of common stock on the Annual Meeting date. One-third of all such options granted to directors will vest one year after the grant date and the remaining two-thirds will vest ratably on a quarterly basis over the next two years. The exercise price will be equal to the fair market value on the date granted.

   Mr. Kishbauch has not been compensated as a director, because he is a full-time employee.

   Directors receive a fee of $1,500 per meeting plus out-of-pocket expenses for attendance at board meetings. Fees and expenses paid in 2001 are summarized in the following table:

                 Director                       Fees  Expenses
                 --------                      ------ --------
                 James J. Mauzey.............. $7,500  $2,957
                 Eileen M. More (1)...........  9,000   1,333
                 Harry T. Rein................  6,000   5,379
                 David I. Scheer..............  9,000   3,792
                 Jesse I. Treu, Ph.D. (1).....  9,000   2,148
                 Christopher Moller, Ph.D. (2)  1,500   1,789

    ----
    (1) The fees and expenses for Ms. More and Dr. Treu were paid to Oak Investment Partners and Domain Associates, L.L.C., respectively.

    (2) Dr. Moller resigned as of September 14, 2001.

                            EXECUTIVE COMPENSATION

   The following table presents information concerning the compensation we paid for the years ended December 31, 2001, 2000 and 1999 to our chief executive officer and to each of our other four most highly compensated executive officers.

                          Summary Compensation Table

                                                                       Long-Term
                                             Annual Compensation  Compensation Awards
                                             ------------------- ---------------------
                                                                 Restricted Securities
                                                                   Stock    Underlying    All Other
Name and Principal Position             Year   Salary    Bonus     Awards    Options   Compensation (1)
---------------------------             ----  --------  -------  ---------- ---------- ----------------
Michael D. Kishbauch................... 2001 $270,448   $26,214      (3)      37,100       $ 5,584
 President, Chief Executive Officer and 2000  234,835    82,190      (3)      17,700         3,105
 Director                               1999  233,650    67,095      (3)      16,823         6,974
James A. Ratigan....................... 2001  199,948    12,913      --        7,500         5,570
 Executive Vice President, Chief        2000  190,000    42,750      --       21,250         3,105
 Financial Officer and Secretary        1999  151,125    30,000      --        3,750           307
James R. Lawter, Ph.D.................. 2001  190,486    45,218      (4)       8,012         5,416
 Executive Vice President, Chief        2000  181,000    45,250      (4)       7,450         2,678
 Scientific and Technical Officer       1999  133,087    33,270      (4)      10,000           154
Jan N. Lessem, M.D., Ph.D.............. 2001  231,676    49,888      --        7,877         4,799
 Executive Vice President, Chief        2000  210,208    63,060      --       17,250         2,401
 Medical Officer                        1999  195,542    58,663      --        9,022        20,307
Mark B. Carbeau (2).................... 2001  199,362     5,967      --        7,751         2,950
 Vice President, Corporate Development  2000  180,832    40,690      --        3,350        50,355
                                        1999  116,846    23,333      --      100,000           179

--------
(1) In 2001, includes term life insurance premiums in the amounts of $334, $320, $166, $334 and $325 paid by us for Mr. Kishbauch, Mr. Ratigan, Dr. Lawter, Dr. Lessem and Mr. Carbeau, respectively, and 401k contributions in the amounts of $5,250, $5,250, $5,250, $4,465 and $2,625 for Mr. Kishbauch,
    Mr. Ratigan, Dr. Lawter, Dr. Lessem and Mr. Carbeau, respectively. In 2000, includes $50,000 forgiveness of a loan to Mark Carbeau and term life insurance premiums in the amounts of $355, $355, $178, $355 and $355 paid by us for Mr. Kishbauch, Mr. Ratigan, Dr. Lawter, Dr. Lessem and Mr. Carbeau, respectively, and 401k contributions in the amounts of $2,750, $2,750, $2,500 and $2,046 for Mr. Kishbauch, Mr. Ratigan, Dr. Lawter and Dr. Lessem, respectively. In 1999, includes $6,667 and $20,000 forgiveness of loans to Mr. Kishbauch and Dr. Lessem, respectively, and term life insurance premiums in the amounts of $307, $307, $154, $307 and $179 paid by us for Mr. Kishbauch, Mr. Ratigan, Dr. Lawter, Dr. Lessem and Mr. Carbeau, respectively.

(2) Mr. Carbeau's employment began on May 1, 1999, and the table above reflects only compensation paid since this date.

(3) No restricted stock grants have been made to Mr. Kishbauch since 1997. As of December 31, 2001, Mr. Kishbauch held 336,462 shares of restricted common stock, subject to a restricted stock purchase agreement, dated March 6, 1997. These restricted shares were deemed to have a value of $1,510,378 as of the last day of the year, based on the closing price of the Company's Common Stock on December 31, 2001 of $4.49 per share less the $.001 price per share paid for those shares. As of December 31, 2001, all of these shares were fully vested.

(4) No restricted stock grants have been made to Dr. Lawter since 1997. As of December 31, 2001, Dr. Lawter held 89,375 shares of restricted common stock, subject to a restricted stock purchase agreement, dated March 19, 1997. These restricted shares were deemed to have a value of $401,204 as of the last day of the year, based on the closing price of the Company's Common Stock on December 31, 2001 of $4.49 per share less the $.001 per share paid for those shares. As of December 31, 2001, all of these shares were fully vested.

Employment Agreements

   None of our executive officers has entered into employment agreements with us. Our policy is to provide salary, benefits continuation and continued vesting of stock options for six months if we terminate an executive officer without cause. In addition, all stock options held by an executive officer will vest upon any termination without cause following a change of control of our company.

Stock Options Granted During 2001

   The following table contains information concerning stock options to purchase Common Stock that we granted in 2001 to each of the officers named in the summary compensation table. During the year ended December 31, 2001, all stock options were granted at the fair market value of our common stock on the date such options were granted. The fair market value was determined by the price of the shares as reported by NASDAQ. We granted stock options to employees, directors and consultants to purchase a total of 449,180 shares of common stock in 2001. 334,180 of such stock options were granted to employees.

                             Option Grants in 2001

                                                    Individual Grant
                           ------------------------------------------------------------------
                                       Percent of
                            Number of    Total                          Potential Realizable
                           Securities   Options                           Value at Assumed
                           Underlying  Granted to Exercise             Annual Rates of Stock
                             Options   Employees  Price Per Expiration Price Appreciation for
                           Granted (1)  in 2001     Share      Date       Option Term (2)
                           ----------- ---------- --------- ---------- ----------------------
                                                                           5%         10%
                                                                        --------    --------
Michael D. Kishbauch......   37,100       11.1%     $9.50    01/11/11  $221,654    $561,715
James A. Ratigan..........    7,500        2.2       9.50    01/11/11    44,809     113,554
James R. Lawter, Ph.D.....    8,012        2.4       9.50    01/11/11    47,868     121,306
Jan N. Lessem, M.D., Ph.D.    7,877        2.4       9.50    01/11/11    47,061     119,262
Mark B. Carbeau...........    7,751        2.3       9.50    01/11/11    46,308     117,354

--------
(1) Stock Options vest 20% at the end of year one and thereafter vest ratably at 5% per quarter for the next four years.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

Aggregate Stock Option Exercises During 2001 and Value of Unexercised Stock Options at
December 31, 2001

   The following table contains information concerning stock options exercised during 2001 and stock options held as of December 31, 2001 by each of the officers named in the summary compensation table.

                            Shares    Aggregate
                           Acquired     Value
                             Upon     Realized        Number of Shares
                           Exercise     Upon           Underlying all         Value of Unexercised
                           of Stock  Exercise of      Unexercised Stock          "In-the-Money"
                           Options  Stock Options    Options at Year End    Stock Options at Year End
                            During     During     ------------------------- -------------------------
           Name              2001       2001      Exercisable Unexercisable Exercisable Unexercisable
           ----            -------- ------------- ----------- ------------- ----------- -------------
Michael D. Kishbauch......   8,412    $ 66,402       6,151       57,060       $ 3,271     $ 29,447
James A. Ratigan..........  15,750      85,569       6,376       31,561             0       37,537
James R. Lawter, Ph.D.....   1,000       6,995       2,735       17,727         3,860       15,560
Jan N. Lessem, M.D., Ph.D.  21,000     178,930      16,888       39,761        47,840       80,841
Mark B. Carbeau...........   9,000      34,920      12,005       60,096        42,790      194,500

Report of the Compensation Committee

   The Compensation Committee of the Board of Directors reviews and approves the Company's executive compensation policies. The following is the report of the Compensation Committee describing the compensation policies applicable to the Company's executive officers with respect to the compensation paid to the executive officers for the year ended December 31, 2001.

   The compensation packages for our executive officers are designed to retain and attract top quality management and to encourage them to contribute to the achievement of the Company's business objectives. In addition, the Compensation Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies.

   In compensating its executive officers, the Company relies on a combination of salary and incentives designed to encourage efforts to achieve the Company's short-term and long-term goals. The compensation structure attempts to reward executive officers based on their individual contributions to Company goals, as well as overall Company performance. The Compensation Committee also reviews and considers input and recommendations from the Company's Chief Executive Officer concerning executive compensation.

   The basic components of the Company's compensation packages for executive officers include the following:

  .   Base Salary

  .   Bonuses

  .   Stock Options

  .   Benefits

   Each executive officer's compensation package contains a mix of these components and is intended to provide a level of compensation competitive in the industry. The Compensation Committee evaluates, at least annually, the performance of the Company's chief executive officer and each other executive officer. Base salary and increases in base salary for 2001 were determined based on both individual and Company performance. The Compensation Committee considered the following factors, among others, in setting the base salaries for executive officers during 2001: the Company's actual financial performance compared to planned performance, progress in the development of the Company's product candidates, growth and development of the Company and any special expertise or contributions of a particular executive. In addition, the Compensation Committee engaged Arthur Andersen L.L.P. to provide it with information and analyses regarding cash and equity-based compensation paid by companies within a peer group, which peer group was selected by the Compensation Committee in conjunction with Arthur Andersen L.L.P. and the Company, so that the Compensation Committee could determine whether its cash and equity-based compensation practices were consistent with competitive practice. The Compensation Committee considered the information and analysis provided by Arthur Andersen L.L.P. and determined to increase the cash and equity-based compensation levels of certain of its executive officers in order to make its compensation practices more competitive with industry practice.

   Bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's and the executives' goals during the year. In 2002, cash bonuses totaling $140,200 were awarded to the Named Executive Officers, including the Chief Executive Officer, for individual and overall Company achievements in 2001, which included the continued development and clinical progress of OC-1012 and OC-1016, and final approval from the FDA to market Arestin/TM/ in the United States. In addition, the base salaries of the Named Executive Officers, including the Chief Executive Officer, were increased by an aggregate of $87,182, or 8.0%, effective January 1, 2002. On February 28, 2002 the compensation committee granted an aggregate of 283,153 stock options to the Named Executive Officers, including the Chief Executive Officer, at an exercise price of $4.14 per share. These options vest 20% at the end of year one and thereafter vest ratably at 5% per quarter for the next four years. The compensation committee granted these stock options to secure the long-term services of the Named Executive Officers.

   The Compensation Committee believes that the granting of stock options aligns the long-term interests of each executive officer with the interests of our stockholders and provides long-term incentives for each executive officer to remain with the Company. Grants are generally made to all employees on their date of hire based on salary level and position. In addition, all employees, including executive officers, are eligible for discretionary grants, which are generally based on either individual or corporate performance.

   Benefits offered to our executive officers are substantially the same as those offered to all of our employees, and consist of medical, dental, life and disability insurance, and the Company matching 50% of individual cash contributions to the Company's sponsored 401K plan.

2001 Compensation to Chief Executive Officer

   In reviewing and recommending Mr. Kishbauch's salary and bonus and in awarding him stock options for fiscal year 2001, the Compensation Committee followed its overall compensation philosophy. During the year ended December 31, 2001, Mr. Kishbauch received a salary of $270,000. In 2002 Mr. Kishbauch was awarded a cash bonus of $26,214 for his performance during 2001. Mr. Kishbauch's base salary was increased $13,500, or 5.0%, effective January 1, 2002. Mr. Kishbauch was granted 150,000 of the 283,153 stock options granted to the Named Executive Officers on February 28, 2002.

                                          THE COMPENSATION COMMITTEE:

                                          James J. Mauzey
                                          Harry T. Rein
                                          David I. Scheer

Section 16(a) Beneficial Ownership Reporting Compliance

   Based on a review of the Forms 3, 4 and 5 filed by, or on behalf of, the directors, executive officers and ten percent stockholders of the Company, all such forms were filed on a timely basis with the Securities and Exchange Commission as required by Section 16(a) of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee during 2001 were James J. Mauzey, Harry T. Rein and David I. Scheer. No member of the Compensation Committee is a former or current officer or employee of the Company or its subsidiary.

Transactions with Directors

   Scheer & Company, Inc., a company owned and controlled by David I. Scheer, one of our directors, provides business consulting and advisory services to us for which it receives $15,000 per quarter plus out-of-pocket expenses. Scheer & Company, Inc. was paid $65,010 in 2001.

Report of the Audit Committee

   The Audit Committee, in accordance with its Charter, oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's unaudited financial statements included in the Company's Quarterly Reports on Form 10-Q for each quarter in 2001, and the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with Arthur Andersen, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with Arthur Andersen, Arthur Andersen's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (which written disclosures were delivered to the Company) and considered the compatibility of non-audit services with Arthur Andersen's independence.

   The Audit Committee discussed with Arthur Andersen the overall scope and plans for their audit. The Audit Committee met with Arthur Andersen, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during the fiscal year ended December 31, 2001.

   In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the financial statements described above be included in the Quarterly Reports on Form 10-Q for each quarter in 2001, and the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted by:

                                          AUDIT COMMITTEE

                                          James J. Mauzey
                                          Eileen M. More
                                          Jesse I. Treu, Ph.D.

Independent Public Accountants

   Management and the Audit Committee are in the process of reviewing proposals from several independent public accountants, including our current audit firm, Arthur Andersen, to audit the financial statements of the Company for the current fiscal year ending December 31, 2002. A decision as to which firm to engage as the Company's independent public accountant is expected some time during the second quarter of 2002. Arthur Andersen has audited the Company's financial statements since the Company's inception in August 1996 through the current fiscal year ending December 31, 2001.

   A representative of Arthur Andersen is expected to be available at the Annual Meeting to make a statement, if such representative wishes to do so, and to respond to appropriate questions from the stockholders. In addition, a representative of the firm the Company selects as its independent public accountant for 2002, if other than Arthur Andersen, is expected to be available at the Annual Meeting to respond to appropriate questions from the stockholders.

Audit Fees

   The aggregate fees of Arthur Andersen for professional services rendered in connection with the audit of the Company's financial statements for the year ended December 31, 2001 and for the reviews of the financial statements in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001 were $58,000.

Financial Information Systems Design, Selection and Implementation

   The aggregate fees of Arthur Andersen in connection with professional services rendered in connection with information technology services relating to the Company's enterprise resource planning system design selection and implementation during the year ended December 31, 2001 were $273,000.

All Other Fees

   The aggregate fees of Arthur Andersen for all other services during the year ended December 31, 2001, including fees for services relating to European expansion, executive compensation study, sales tax study and tax return preparation, were $64,000.

   The Audit Committee of the Company's Board of Directors has determined that the non-audit and non-audit related services performed by Arthur Andersen described above are compatible with maintaining the independence of such independent public accountants.

Performance Graph

   The following is a line graph comparing the cumulative total return to stockholders of OraPharma Common Stock from March 9, 2000, (the date of OraPharma's initial public offering), through March 31, 2002 with the cumulative total return over such period of (i) the Nasdaq Stock Market (U.S. companies) Index and (ii) the Nasdaq Biotech Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or Exchange Act, except to the extent that OraPharma specifically incorporates it by reference to any such filing.

           ORAPHARMA STOCK PERFORMANCE RELATIVE TO INDUSTRY INDEXES*

                                    [CHART]


                  OPHM     NASDAQ   NASDAQ BIOTECH
       3/9/2000  $ 100     $  100   $  100
      3/24/2000  $ 107     $  101   $  77
      4/11/2000  $ 54      $  83    $  69
      4/28/2000  $ 57      $  79    $  64
      5/16/2000  $ 46      $  76    $  69
       6/2/2000  $ 43      $  78    $  69
      6/20/2000  $ 67      $  82    $  82
       7/7/2000  $ 61      $  82    $  90
      7/25/2000  $ 44      $  82    $  81
      8/10/2000  $ 55      $  77    $  79
      8/28/2000  $ 51      $  83    $  88
      9/14/2000  $ 58      $  80    $  87
      10/2/2000  $ 67      $  73    $  83
     10/18/2000  $ 58      $  65    $  83
      11/3/2000  $ 61      $  70    $  87
     11/21/2000  $ 53      $  59    $  72
      12/8/2000  $ 57      $  60    $  79
     12/27/2000  $ 61      $  52    $  74
      1/16/2001  $ 48      $  53    $  67
       2/1/2001  $ 49      $  57    $  69
      2/20/2001  $ 56      $  47    $  64
       3/8/2001  $ 49      $  44    $  60
      3/26/2001  $ 44      $  39    $  50
      4/11/2001  $ 41      $  39    $  52
      4/30/2001  $ 35      $  43    $  61
      5/16/2001  $ 36      $  44    $  62
       6/4/2001  $ 38      $  44    $  70
      6/20/2001  $ 31      $  41    $  68
       7/9/2001  $ 28      $  41    $  63
      7/25/2001  $ 24      $  41    $  57
      8/10/2001  $ 24      $  40    $  55
      8/28/2001  $ 28      $  38    $  60
      9/20/2001  $ 26      $  30    $  48
      10/8/2001  $ 27      $  33    $  51
     10/24/2001  $ 27      $  35    $  58
      11/9/2001  $ 18      $  37    $  57
     11/28/2001  $ 20      $  39    $  62
     12/14/2001  $ 19      $  40    $  60
       1/3/2002  $ 24      $  42    $  59
      1/22/2002  $ 22      $  38    $  54
       2/7/2002  $ 22      $  36    $  49
      2/26/2002  $ 23      $  36    $  52
      3/14/2002  $ 26      $  38    $  54
      3/28/2002  $ 25      $  38    $  52


         * $100 invested at the opening prices on March 9, 2000, including reinvestment of dividends.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Warminster, Pennsylvania
May 17, 2002

                                      PROXY

                                ORAPHARMA, INC.
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of OraPharma, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 17, 2002, and hereby appoints Michael D. Kishbauch and James A. Ratigan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of OraPharma, Inc. to be held on Tuesday, June 18, 2002 at 9:30 a.m. local time, at OraPharma, Inc., 732 Louis Drive, Warminster, Pennsylvania and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

PLEASE SIGN, DATE, AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

                                 OraPharma, Inc.
                       2002 Annual Meeting of Stockholders
                                  June 18, 2002

               - Please Detach and Mail in the Envelope Provided -

--------------------------------------------------------------------------------
         PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1.       Election of two Directors:

Nominees:

David T. Scheer

Jesse I. Treu

FOR /  /    WITHHOLD /  /

If you wish to withhold authority to vote only for a particular nominee, write his name on the line below:

----------------------------------------------

and, in their discretion, upon such other matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF TWO DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.




SIGNATURE _________________________________ Date: _____________________, 2002.
             (SIGNATURE IF HELD JOINTLY)

 (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)